Exhibit 99.1

          PARKWAY PROPERTIES, INC. REPORTS 2006 SECOND QUARTER RESULTS

    JACKSON, Miss., July 31 /PRNewswire-FirstCall/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its second quarter ended June 30, 2006.

    (Logo: http://www.newscom.com/cgi-bin/prnh/20030513/PARKLOGO)

    Consolidated Financial Results

     - Funds from operations ("FFO") applicable to common shareholders totaled $17.9 million ($1.23 per diluted share) for the three months ended June 30, 2006 compared to $15.8 million ($1.09 per diluted share) for the three months ended June 30, 2005. FFO totaled $31.4 million ($2.17 per diluted share) for the six months ended June 30, 2006 compared to $31.6 million ($2.19 per diluted share) for the six months ended June 30, 2005.

   The following items contributed to FFO                                        YTD            YTD
               (in thousands)                      2Q06           2Q05           2006           2005
--------------------------------------------   ------------   ------------   ------------   ------------
Lease termination fees                         $        234   $         88   $        464   $        425
Straight line rent                                    1,309            919          2,867          2,457
Amortization of above market rent                      (269)          (283)          (678)          (867)
Placement fee on Maitland 200 joint venture               -            947              -            947
Impairment loss on land and securities                 (119)          (340)          (119)          (340)
Prepayment expense on extinguishment of debt           (325)             -           (325)             -
Incentive and management fees earned on Viad          4,218              -          4,218              -
Incentive fee earned on 233 North Michigan                -             40              -            400
Average occupancy                                      89.8%          90.6%          89.4%          90.9%

     - Funds available for distribution ("FAD") totaled $10.2 million for the three months ended June 30, 2006 compared to $6.6 million for the three months ended June 30, 2005. FAD totaled $16.6 million for the six months ended June 30, 2006 compared to $15.5 for the six months ended June 30, 2005.

     - Net income available to common shareholders for the three months ended June 30, 2006 was $17.4 million ($1.20 per diluted share) compared to net income available to common shareholders of $2.3 million ($.16 per diluted share) for the three months ended June 30, 2005. Net income available to common shareholders for the six months ended June 30, 2006 was $17.3 million ($1.22 per diluted share) compared to $6.8 million ($.48 per diluted share) for the six months ended June 30, 2005. A net gain of $13.5 million was included in net income for the three months and six months ended June 30, 2006, which primarily represents the gain on the sale of Viad Corporate Center. A net gain of $991,000 was included in net income for the three months and six months ended June 30, 2005, which primarily represents the gain on the sale of a joint venture interest.

    Asset Recycling

     - On May 15, 2006, the Company purchased a two-building office portfolio in Jacksonville, Florida on behalf of the discretionary fund with Ohio Public Employee Retirement System ("Ohio PERS"). The BellSouth Building is a four-story, 92,000 square foot office project constructed in 1996. The second property, Centurion Centre, is a four-story, 88,000 square foot office project and was constructed in 1993. Both properties are located in the Butler Corridor submarket. The two buildings were acquired for a combined purchase price of $24 million. The fund expects to spend an additional $901,000 for closing costs, building improvements, leasing costs and tenant improvements during the first two years of ownership. In accordance with GAAP, the discretionary fund has been included in the consolidated financial statements of Parkway since Parkway is the sole general partner and has authority to make major decisions on behalf of the fund, thereby giving Parkway a controlling interest.

     - On June 23, 2006, the Company and its joint venture partner sold the Viad Corporate Center in Phoenix, Arizona for $105.5 million. The buyer assumed the existing mortgage debt of $50 million in the sale. The Company received cash proceeds from the sale of approximately $15.5 million and recognized a gain of $13.6 million. In addition to the gain, Parkway recognized management and incentive fees of $4.2 million as a result of the economic returns generated above an IRR hurdle rate achieved over the life of the Viad joint venture and incurred $325,000 in costs associated with the loan transfer. The incentive and management fee, net of the loan transfer fees, total $.26 per diluted share of FFO and are included in FFO in the quarter ending June 30, 2006.

     - On July 11, 2006, the Company purchased One Illinois Center, a 1,003,000 square foot office building with an attached four-level structured parking garage located at 111 East Wacker Drive in the East Loop sub-market of Chicago. The property was acquired for $198 million plus closing costs and transfer taxes of approximately $1.6 million, anticipated building improvements of $3.7 million and projected leasing costs of $12.1 million during the first two years of ownership, for a total purchase price of $215.4 million or $215 per rentable square foot.

     - On July 17, 2006, the Company entered into an agreement to sell the Central Station building in St. Petersburg, Florida for $15 million. Parkway will recognize a gain on the sale of approximately $200,000. The sale is expected to occur in the third quarter of 2006. There can be no assurances that conditions of the agreement will be satisfied, or if satisfied that such closing will occur.

    Operations and Leasing

     - Parkway's customer retention rate for the three months ending June 30, 2006 was 61.3% compared to 77.4% for the quarter ending March 31, 2006 and 78.4% for the quarter ending June 30, 2005. Customer retention for the six months ended June 30, 2006 was 70.9% compared to 76.0% for the six months ended June 30, 2005.

     - As of July 1, 2006, occupancy of the office portfolio was 90.0% compared to 89.4% as of April 1, 2006 and 90.4% as of July 1, 2005. Not included in the July 1, 2006 occupancy rate are 30 signed leases totaling 162,000 square feet, which commence in 2006. Including these leases, the portfolio is 91.4% leased as of July 10, 2006. Average occupancy for the second quarter was 89.8%, which is consistent with the Company's earnings guidance provided at the beginning of the quarter. This compares to average occupancy for the second quarter of 2005 of 90.6%.

     - During the three months ended June 30, 2006, 102 leases were renewed or expanded on 393,000 rentable square feet at an average rental rate decrease of 0.9% on a cash basis and a cost of $2.06 per square foot per year of the lease term in committed tenant improvements and leasing commissions ("leasing costs"). During the six months ending June 30, 2006, leases were renewed or expanded on 910,000 rentable square feet at an average cost of $1.44 per square foot per year of the lease term in committed tenant improvements and leasing commissions.

     - During the quarter, 37 new leases were signed on 114,000 rentable square feet at a cost of $3.97 per square foot per year of the lease term in committed leasing costs. New leases were signed during the six months ending June 30, 2006 on 299,000 rentable square feet at an average cost of $3.65 per square foot per year of the lease term in committed tenant improvements and leasing commissions.

     - Same store assets produced a decrease in net operating income ("NOI") of $330,000 or 1.3% for the three months ended June 30, 2006 compared to the same period of the prior year. The primary reasons for the decline in same store NOI are a decrease in same store occupancy from 90.0% to 89.4% from June 30, 2005 to June 30, 2006 and an increase in utility costs. Same store NOI for the six months ending June 30, 2006 decreased $2.6 million or 5.6% compared to the same period of 2005.

    Capital Markets and Financing

     - The Company's previously announced cash dividend of $.65 per share for the quarter ended June 30, 2006 represents a payout of approximately 52.8% of FFO per diluted share. The second quarter dividend was paid on June 28, 2006 and equates to an annualized dividend of $2.60 per share, a yield of 5.6% on the closing stock price on July 28, 2006 of $46.13. This dividend is the 79th consecutive quarterly distribution to Parkway's shareholders of common stock.

     - As of June 30, 2006, the Company's debt-to-total market capitalization ratio was 47.2% based on a stock price of $45.50 compared to 48.5% as of March 31, 2006 based on a stock price of $43.68 and 43.5% as of June 30, 2005 based on a stock price of $50.01. Following the July 11, 2006 purchase of One Illinois Center and the projected August 2006 sale of Central Station, the Company's debt-to-total market capitalization rate will be approximately 53%.

     - On February 9, 2006, the Company announced that its Board of Directors had authorized the repurchase of up to 1 million shares of outstanding common stock through August 2006. As of June 30, 2006 the Company has purchased 71,400 shares for $2.8 million, which equates to an average price of $39.41 per share, under the authorization.

     - On April 27, 2006, the Company closed a new $200 million credit facility led by Wachovia Bank and syndicated to nine other banks. This line replaces the existing $190 million revolver, which was to mature in February 2007. The facility is comprised of a $60 million term loan maturing in April 2011 and a $140 million revolving loan maturing in April 2010. The interest rate on the $200 million line is based on LIBOR plus 80 to 130 basis points, depending upon overall Company leverage. The Company paid a facility fee of $200,000 (10 basis points) and origination fees of $688,000 (34.4 basis points) upon closing of the loan agreement. Additionally, the Company pays an annual administration fee of $35,000 and fees on the unused portion of the revolver ranging between 12.5 and 20 basis points based upon overall Company leverage. This new line affords the Company greater financial flexibility and lower interest cost.

     - In connection with the purchase of the BellSouth Building and Centurion Centre on behalf of the discretionary fund with Ohio PERS, on May 19, 2006, the fund placed a $14.4 million ten-year first mortgage at a fixed rate of 5.90%. Payments during the first five years of the mortgage term will be on an interest-only basis and the loan matures June 10, 2016.

     - The purchase of One Illinois Center on July 11, 2006 was funded by a $148.5 million non-recourse first mortgage at a fixed interest rate of 6.29% with interest only payments for five years and a ten-year maturity. In connection with the first-mortgage, the Company delivered $11.3 million in letters of credit to satisfy the various escrow requirements made by the lender. These letters of credit expire June 30, 2007. Additional purchase funding was provided by a $33.7 million mezzanine loan with a six-month term at an interest rate of LIBOR plus 130 basis points (current rate set at 6.65%), proceeds from the recent sale of Viad Corporate Center in Phoenix and amounts drawn under existing lines of credit.

    Outlook for 2006

    The Company is forecasting FFO per diluted share of $4.05 to $4.25 and earnings per diluted share ("EPS") of $1.05 to $1.25 for 2006. The reconciliation of forecasted earnings per diluted share to forecasted FFO per diluted share is as follows:

    Guidance for 2006                                                    Range
    ----------------------------------------------------------      ---------------
    Fully diluted EPS                                                $1.05 - $1.25
    Plus: Real estate depreciation and amortization                  $3.90 - $3.91
    Plus: Diluted share adjustment for convertible preferred         $0.10 - $0.10
    Plus: Depreciation on unconsolidated joint ventures              $0.05 - $0.05
    Less: Minority interest depreciation and amortization           ($0.13 - $0.13)
    Less: Gain on sale of real estate                               ($0.92 - $0.93)

    Fully diluted FFO per share                                     $4.05  -  $4.25

    Earnings guidance is based on the following information which has been updated from May's assumptions:

     - Average occupancy for the third and fourth quarter is projected to be 91% and 92%, respectively, with year end occupancy projected at approximately 93%.
     - Annual same store net operating income is projected to decrease in the range of zero to 3% over the remainder of 2006.
     - Average interest rate of 6.8% is projected on non-hedged, floating rate debt for the remainder of 2006.
     - The sale of Central Station is projected August 2, 2006 for $15 million at an estimated gain of $200,000.
     - Investments on behalf of the discretionary fund are projected in the fourth quarter totaling $150 million at an average acquisition cap rate of 7%. Acquisitions to be funded 60% with first mortgage debt and 40% with equity contributions from partners. Parkway's equity contributions will be funded with bank lines of credit and proceeds from sales transactions.
     - No lease termination fees are projected for the remainder of 2006.

    GEAR UP

    On January 1, 2006, the Company initiated a new operating plan that will be referred to as the "GEAR UP" Plan. At the heart of the GEAR UP Plan are Great People transforming Parkway through Equity Opportunities and Asset Recycling from an owner-operator to an operator-owner. Our long-standing commitment to Retain our Customers and provide an Uncompromising Focus on Operations remains steadfast. We believe that by accomplishing these goals we can deliver excellent Performance to our shareholders. Performance for the GEAR UP Plan will be measured as the sum of adjusted funds available for distribution, as defined by the Company, cumulative over the three years of the plan. The goal for cumulative adjusted funds available for distribution is $7.18 per diluted share. Effective July 1, 2006, the Board of Directors granted 33,750 shares of restricted stock to 25 officers of the Company that will be earned if this goal is met. In addition to these performance shares, the Board of Directors also granted 33,750 shares that will vest at the end of four years from the date of grant. All employees of the Company will receive bonus compensation for meeting the goals of the GEAR UP Plan.

    Steven G. Rogers, President and Chief Executive Officer stated, "We made good progress on our Asset Recycling goals in the first seven months of the GEAR UP Plan with the sale of Viad, the agreement to sell Central Station and the purchase of One Illinois Center. We will turn our attention to Equity Opportunities by combining One and Two Illinois Center and fully marketing the joint venture of a 70% to 75% interest. In addition, we are actively seeking joint venture partners for select other assets identified for disposition in the GEAR UP Plan. We still have some work cut out for us on the leasing front and are diligently working toward increasing occupancy. We are raising rental rates at most properties and are reporting positive embedded growth for the first time since July 1, 2002. We are encouraged by this upward trend in rental rates and expect to see this trend continue in most of our markets."

    Additional Information

    The Company will conduct a conference call to discuss the results of its second quarter operations on Tuesday, August 1, 2006, at 1:00 p.m. Eastern Time. The number for the conference call is 800-289-0518. A taped replay of the call can be accessed 24 hours a day through August 11, 2006 by dialing 888-203-1112 and using the pass code of 7461792. An audio replay will be archived and indexed in the investor relations section of the Company's website at http://www.pky.com. A copy of the Company's 2006 second quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "2Q Call" icon. By clicking on topics in the left margin, you can follow visual representations of the presentation.

    Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's second quarter 2006 Supplemental Operating and Financial Data, which includes a reconciliation of GAAP to Non-GAAP financial measures, is available on the Company's website.

    The Company will conduct a building tour and informational presentation for analyst and investors featuring Illinois Center in Chicago on September 14, 2006. Additional information is available by contacting Will Flatt or Sarah Clark at 601-948-4091.

    About Parkway Properties

    Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the operation, acquisition, ownership, management, and leasing of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 68 office properties located in 11 states with an aggregate of approximately 12,937,000 square feet of leasable space as of July 31, 2006. The Company also offers fee-based real estate services through its wholly owned subsidiary, Parkway Realty Services, to its owned properties and to its third party and minority interest properties.

    Certain statements in this release that are not in the present tense or discuss the Company's expectations (including the use of the words anticipate, forecast or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership of real property; and other risks and uncertainties detailed from time to time on the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward- looking statements. The Company does not undertake to update forward-looking statements.

    FOR FURTHER INFORMATION:
    Steven G. Rogers
      President & Chief Executive Officer
    William R. Flatt
      Chief Financial Officer
    (601) 948-4091

                            PARKWAY PROPERTIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                 June 30      December 31
                                                   2006           2005
                                               ------------   ------------
                                               (Unaudited)
Assets
Real estate related investments:
  Office and parking properties                $  1,252,980   $  1,220,565
  Accumulated depreciation                         (200,481)      (179,636)
                                               ------------   ------------
                                                  1,052,499      1,040,929

  Land available for sale                             1,467          1,467
  Investment in unconsolidated joint
   ventures                                          11,280         12,942
                                               ------------   ------------
                                                  1,065,246      1,055,338

Rents receivable and other assets                    88,546         69,480
Intangible assets, net                               56,659         60,161
Cash and cash equivalents                             3,762          3,363
                                               ------------   ------------
                                               $  1,214,213   $  1,188,342
                                               ============   ============

Liabilities
Notes payable to banks                         $    167,369   $    150,371
Mortgage notes payable                              490,295        483,270
Accounts payable and other liabilities               56,012         56,628
Subsidiary redeemable preferred
 membership interests                                10,741         10,741
                                               ------------   ------------
                                                    724,417        701,010
                                               ------------   ------------

Minority Interest
Minority Interest - unit holders                         36             38
Minority Interest - real estate partnerships         16,163         12,778
                                               ------------   ------------
                                                     16,199         12,816
                                               ------------   ------------

Stockholders' Equity
8.34% Series B Cumulative Convertible
 Preferred stock, $.001 par value,
 2,142,857 shares authorized, 803,499
 shares issued and outstanding                       28,122         28,122
8.00% Series D Preferred stock, $.001
 par value, 2,400,000 shares authorized,
 issued and outstanding                              57,976         57,976
Common stock, $.001 par value,
 65,457,143 shares authorized, 14,148,016 and
 14,167,292 shares issued and outstanding in
 2006 and 2005, respectively                             14             14
Common stock held in trust, at cost,
 115,000 and 124,000 shares in 2006 and 2005,
 respectively                                        (3,894)        (4,198)
Additional paid-in capital                          385,898        389,971
Unearned compensation                                     -         (3,101)
Accumulated other comprehensive income                1,631            826
Retained earnings                                     3,850          4,906
                                               ------------   ------------
                                                    473,597        474,516
                                               ------------   ------------
                                               $  1,214,213   $  1,188,342
                                               ============   ============

                            PARKWAY PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                   Three Months Ended
                                                         June 30
                                               ---------------------------
                                                   2006           2005
                                               ------------   ------------
                                                       (Unaudited)
Revenues
Income from office and parking properties      $     49,897   $     47,972
Management company income                             4,436          1,231
                                               ------------   ------------
   Total revenues                                    54,333         49,203
                                               ------------   ------------
Expenses
Property operating expense                           23,252         22,341
Depreciation and amortization                        14,295         14,595
Operating expense for other real
 estate properties                                        2              1
Management company expenses                             300            123
General and administrative                              977            832
                                               ------------   ------------
   Total expenses                                    38,826         37,892
                                               ------------   ------------
Operating income                                     15,507         11,311

Other income and expenses
Interest and other income                                 7            106
Equity in earnings of unconsolidated
 joint ventures                                         (84)           250
Gain on sale of joint venture
 interests, real estate and other
 assets                                              13,465            991
Interest expense                                     (9,796)        (8,784)
                                               ------------   ------------
Income before minority interest and
 discontinued operations                             19,099          3,874
Minority interest - real estate partnerships             64            (16)
                                               ------------   ------------
Income from continuing operations                    19,163          3,858
Discontinued operations:
  Income (loss) from discontinued operations             (4)           219
                                               ------------   ------------
Net income                                           19,159          4,077
Dividends on preferred stock                         (1,200)        (1,200)
Dividends on convertible preferred stock               (586)          (586)
                                               ------------   ------------
Net income available to common stockholders    $     17,373   $      2,291
                                               ============   ============

Net income per common share:
Basic:
  Income from continuing operations            $       1.24   $       0.15
  Discontinued operations                                 -           0.01
                                               ------------   ------------
  Net income                                   $       1.24   $       0.16
                                               ============   ============
Diluted:
  Income from continuing operations            $       1.20   $       0.15
  Discontinued operations                                 -           0.01
                                               ------------   ------------
  Net income                                   $       1.20   $       0.16
                                               ============   ============

Dividends per common share                     $       0.65   $       0.65
                                               ============   ============

Weighted average shares outstanding:
  Basic                                              14,036         14,080
                                               ============   ============
  Diluted                                            15,000         14,250
                                               ============   ============

                            PARKWAY PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                    Six Months Ended
                                                         June 30
                                               ---------------------------
                                                   2006           2005
                                               ------------   ------------
                                                       (Unaudited)
Revenues
Income from office and parking properties      $     99,594   $     94,560
Management company income                             4,798          2,282
                                               ------------   ------------
Total revenues                                      104,392         96,842
                                               ------------   ------------
Expenses
Property operating expense                           47,407         43,275
Depreciation and amortization                        28,021         25,739
Operating expense for other real
 estate properties                                        3              2
Management company expenses                             675            358
General and administrative                            2,123          2,550
                                               ------------   ------------
                                                     78,229         71,924
                                               ------------   ------------

Operating income                                     26,163         24,918

Other income and expenses
Interest and other income                                26            241
Equity in earnings of unconsolidated
 joint ventures                                         326            765
Gain on sale of joint venture
 interests, real estate and other
 assets                                              13,465            991
Interest expense                                    (19,222)       (16,767)
                                               ------------   ------------
Income before minority interest and
 discontinued operations                             20,758         10,148
Minority interest - unit holders                          -             (1)
Minority interest - real estate
 partnerships                                           144           (321)
                                               ------------   ------------
Income from continuing operations                    20,902          9,826
Discontinued operations:
  Income (loss) from discontinued operations             (2)           527
                                               ------------   ------------
Net income                                           20,900         10,353
Dividends on preferred stock                         (2,400)        (2,400)
Dividends on convertible preferred stock             (1,173)        (1,173)
                                               ------------   ------------
Net income available to common stockholders    $     17,327   $      6,780
                                               ============   ============

Net income per common share:
Basic:
  Income from continuing operations            $       1.23   $       0.44
  Discontinued operations                                 -           0.04
                                               ------------   ------------
  Net income                                   $       1.23   $       0.48
                                               ============   ============
Diluted:
  Income from continuing operations            $       1.22   $       0.44
  Discontinued operations                                 -           0.04
                                               ------------   ------------
  Net income                                   $       1.22   $       0.48
                                               ============   ============

Dividends per common share                     $       1.30   $       1.30
                                               ============   ============

Weighted average shares outstanding:
  Basic                                              14,042         13,994
                                               ============   ============
  Diluted                                            14,214         14,168
                                               ============   ============

                            PARKWAY PROPERTIES, INC.
                   RECONCILIATION OF FUNDS FROM OPERATIONS AND
                 FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
        FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005
                      (In thousands, except per share data)

                                                   Three Months Ended             Six Months Ended
                                                         June 30                       June 30
                                               ---------------------------   ---------------------------
                                                   2006           2005           2006           2005
                                               ------------   ------------   ------------   ------------
                                                       (Unaudited)                   (Unaudited)
Net Income                                     $     19,159   $      4,077   $     20,900   $     10,353

Adjustments to Net Income:
  Preferred Dividends                                (1,200)        (1,200)        (2,400)        (2,400)
  Convertible Preferred Dividends                      (586)          (586)        (1,173)        (1,173)
  Depreciation and Amortization                      14,295         14,595         28,021         25,739
  Depreciation and Amortization -
   Discontinued Operations                                -            185              -            315
  Minority Interest Depreciation and
   Amortization                                        (415)          (190)          (825)          (423)
  Adjustments for Unconsolidated Joint
   Ventures                                             214            232            503            515
  Minority Interest - Unit Holders                        -              -              -              1
  Gain on Sale of Joint Venture
   Interests                                        (13,584)        (1,331)       (13,584)        (1,331)
                                               ------------   ------------   ------------   ------------
Funds From Operations Applicable to
 Common Shareholders (1)                       $     17,883   $     15,782   $     31,442   $     31,596
                                               ============   ============   ============   ============

Funds Available for Distribution
  Funds From Operations Applicable to
   Common Shareholders                         $     17,883   $     15,782   $     31,442   $     31,596
  Add (Deduct):
  Adjustments for Unconsolidated Joint
   Ventures                                            (507)          (491)          (973)          (666)
  Adjustments for Minority Interest in
   Real Estate Partnerships                              98             32            143             69
  Straight-line Rents                                (1,309)          (901)        (2,867)        (2,420)
  Straight-line Rents - Discontinued
   Operations                                             -            (18)             -            (37)
  Amortization of Above/Below Market
   Leases                                               269            283            678            867
  Amortization of Nonvested Shares and
   Share Equivalents                                    161            (44)           308            167
  Capital Expenditures:
    Building Improvements                            (1,516)        (1,997)        (2,723)        (3,526)
    Tenant Improvements - New Leases                 (1,735)        (1,993)        (3,449)        (4,569)
    Tenant Improvements - Renewal
     Leases                                          (2,128)        (2,409)        (3,802)        (3,617)
    Leasing Costs - New Leases                         (585)          (748)          (847)        (1,156)
    Leasing Costs - Renewal Leases                     (425)          (861)        (1,353)        (1,197)
                                               ------------   ------------   ------------   ------------
Funds Available for
     Distribution (1)                          $     10,206   $      6,635   $     16,557   $     15,511
                                               ============   ============   ============   ============

Diluted Per Common Share/Unit
 Information (**)
  FFO per share                                $       1.23   $       1.09   $       2.17   $       2.19
  Dividends paid                               $       0.65   $       0.65   $       1.30   $       1.30
  Dividend payout ratio for FFO                       52.79%         59.78%         59.86%         59.40%
  Weighted average shares/units
   outstanding                                       15,001         15,055         15,019         14,973

Other Supplemental Information
  Upgrades on Acquisitions                     $      1,645   $      1,752   $      3,170   $      3,237
  Loss on Non Depreciable Assets               $       (119)  $       (340)  $       (119)  $       (340)

**Information for Diluted Computations:
  Convertible Preferred Dividends              $        586   $        586   $      1,173   $      1,173
  Basic Common Shares/Units Outstanding              14,037         14,081         14,044         13,995
  Convertible Preferred Shares
   Outstanding                                          803            803            803            803
  Dilutive Effect of Other Share
   Equivalents                                          161            171            172            175

(1) Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

        There is not a standard definition established for FAD. Therefore, our measure of FAD may not be comparable to FAD reported by other REITs. We define FAD as FFO, excluding the amortization of restricted shares, amortization of above/below market leases and straight line rent adjustments, and reduced by non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.

                            PARKWAY PROPERTIES, INC.
                    CALCULATION OF EBITDA AND COVERAGE RATIOS
                       FOR THE THREE MONTHS AND SIX MONTHS
                          ENDED JUNE 30, 2006 AND 2005
                                 (In thousands)

                                                   Three Months Ended             Six Months Ended
                                                         June 30                       June 30
                                               ---------------------------   ---------------------------
                                                   2006           2005           2006           2005
                                               ------------   ------------   ------------   ------------
                                                       (Unaudited)                   (Unaudited)
Net Income                                     $     19,159   $      4,077   $     20,900   $     10,353

Adjustments to Net Income:
  Interest Expense                                    9,521          8,463         18,665         16,174
  Amortization of Financing Costs                       275            321            557            593
  Depreciation and Amortization                      14,295         14,780         28,021         26,054
  Amortization of Nonvested Shares and
   Share Equivalents                                    161            (44)           308            167
  Net Gain on Joint Venture Interests,
   Real Estate and Other Assets                     (13,465)          (991)       (13,465)          (991)
  Tax Expense                                             -             27              -             55

  EBITDA Adjustments - Unconsolidated
   Joint Ventures                                       930            597          1,627          1,290
  EBITDA Adjustments - Minority Interest
   in Real Estate Partnerships                         (723)          (484)        (1,505)        (1,074)
                                               ------------   ------------   ------------   ------------
EBITDA (1)                                     $     30,153   $     26,746   $     55,108   $     52,621
                                               ============   ============   ============   ============

Interest Coverage Ratio:
EBITDA                                         $     30,153   $     26,746   $     55,108   $     52,621
                                               ============   ============   ============   ============
  Interest Expense:
    Interest Expense                           $      9,521   $      8,463   $     18,665   $     16,174
    Capitalized Interest                                  -            (52)             -             52
    Interest Expense - Unconsolidated
     Joint Ventures                                     376            329            756            695
    Interest Expense - Minority Interest
     in Real Estate Partnerships                       (298)          (288)          (658)          (639)
                                               ------------   ------------   ------------   ------------
Total Interest Expense                         $      9,599   $      8,452   $     18,763   $     16,282
                                               ============   ============   ============   ============

Interest Coverage Ratio                                3.14           3.16           2.94           3.23
                                               ============   ============   ============   ============
Fixed Charge Coverage Ratio:
EBITDA                                         $     30,153   $     26,746   $     55,108   $     52,621
                                               ============   ============   ============   ============
Fixed Charges:
  Interest Expense                             $      9,599   $      8,452   $     18,763   $     16,282
  Preferred Dividends                                 1,786          1,786          3,573          3,573
  Preferred Distributions -
   Unconsolidated Joint Ventures                          -              -              -             21
  Principal Payments (Excluding Early
   Extinguishment of Debt)                            3,781          3,882          7,375          8,094
  Principal Payments - Unconsolidated
   Joint Ventures                                        11             19             22             87
  Principal Payments - Minority Interest
   in Real Estate Partnerships                          (29)          (129)          (147)          (315)
                                               ------------   ------------   ------------   ------------
Total Fixed Charges                            $     15,148   $     14,010   $     29,586   $     27,742
                                               ============   ============   ============   ============

Fixed Charge Coverage Ratio                            1.99           1.91           1.86           1.90
                                               ============   ============   ============   ============
Modified Fixed Charge Coverage Ratio:
EBITDA                                         $     30,153   $     26,746   $     55,108   $     52,621
                                               ============   ============   ============   ============
Modified Fixed Charges:
  Interest Expense                             $      9,599   $      8,452   $     18,763   $     16,282
  Preferred Dividends                                 1,786          1,786          3,573          3,573
  Preferred Distributions -
   Unconsolidated Joint Ventures                          -              -              -             21
                                               ------------   ------------   ------------   ------------
Total Modified Fixed Charges                   $     11,385   $     10,238   $     22,336   $     19,876
                                               ============   ============   ============   ============

Modified Fixed Charge Coverage Ratio                   2.65           2.61           2.47           2.65
                                               ============   ============   ============   ============
The following table reconciles EBITDA
 to cash flows provided by operating
 activities:

EBITDA                                         $     30,153   $     26,746   $     55,108   $     52,621
  Amortization of Above Market Leases                   269            283            678            867
  Operating Distributions from
   Unconsolidated Joint Ventures                        428            450            785            966
  Interest Expense                                   (9,521)        (8,463)       (18,665)       (16,174)
  Tax Expense                                             -            (27)             -            (55)
  Increase in Receivables and Other
   Assets                                           (20,476)        (6,849)       (17,569)        (5,898)
  Increase (Decrease) in Accounts
   Payable and Other Liabilities                      5,340          7,068           (812)        (2,530)
  Adjustments for Minority Interests                    659            500          1,361          1,396
  Adjustments for Unconsolidated Joint
   Ventures                                            (846)          (847)        (1,953)        (2,055)
                                               ------------   ------------   ------------   ------------
Cash Flows Provided by Operating
 Activities                                    $      6,006   $     18,861   $     18,933   $     29,138
                                               ============   ============   ============   ============

(1) Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income taxes, depreciation, amortization, losses on early extinguishment of debt and other gains and losses. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

                            PARKWAY PROPERTIES, INC.
             NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
                    THREE MONTHS ENDED JUNE 30, 2006 AND 2005
                (In thousands, except number of properties data)

                                   Number                          Net Operating Income                Occupancy
                                     of        Percentage of    ---------------------------   ---------------------------
                                 Properties    Portfolio (1)        2006           2005           2006           2005
                                ------------   -------------    ------------   ------------   ------------   ------------
Same store properties (2)                 55           93.38%   $     24,882   $     25,212           89.4%          90.0%
2005 acquisitions                          4            5.90%          1,572              -           93.7%           N/A
2006 acquisitions                          2            0.87%            233              -           99.5%           N/A
Assets sold                                -           -0.15%            (42)           419            N/A            N/A
                                ------------   -------------    ------------   ------------
Net operating income
 from office and parking
 properties                               61          100.00%   $     26,645   $     25,631
                                ------------   -------------    ------------   ------------

(1)  Percentage of portfolio based on 2006 net operating income.

(2) Parkway defines Same Store Properties as those properties that were owned for the entire three-month periods ended June 30, 2006 and 2005 and excludes properties classified as discontinued operations. Same Store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same Store Properties. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets. The following table is a reconciliation of net income to SSNOI:

                                                   Three Months Ended             Six Months Ended
                                                         June 30                       June 30
                                               ---------------------------   ---------------------------
                                                   2006           2005           2006           2005
                                               ------------   ------------   ------------   ------------
Net income                                     $     19,159   $      4,077   $     20,900   $     10,353
Add (deduct):
Interest expense                                      9,796          8,784         19,222         16,767
Depreciation and amortization                        14,295         14,595         28,021         25,739
Operating expense for other real
 estate properties                                        2              1              3              2
Management company expenses                             300            123            675            358
General and administrative expenses                     977            832          2,123          2,550
Equity in earnings of unconsolidated
 joint ventures                                          84           (250)          (326)          (765)
Gain on sale of joint venture
 interests, real estate and
 other assets                                       (13,465)          (991)       (13,465)          (991)
Minority interest - unit holders                          -              -              -              1
Minority interest - real estate
 partnerships                                           (64)            16           (144)           321
(Income) loss from discontinued
 operations                                               4           (219)             2           (527)
Management company income                            (4,436)        (1,231)        (4,798)        (2,282)
Other income                                             (7)          (106)           (26)          (241)
                                               ------------   ------------   ------------   ------------
Net operating income from office
 and parking properties                              26,645         25,631         52,187         51,285

Less:  Net operating income from non
 same store properties                               (1,763)          (419)        (8,274)        (4,752)
                                               ------------   ------------   ------------   ------------
Same store net operating income                $     24,882   $     25,212   $     43,913   $     46,533
                                               ------------   ------------   ------------   ------------

SOURCE  Parkway Properties, Inc.
    -0-                             07/31/2006
    /CONTACT: Steven G. Rogers, President & Chief Executive Officer, or William R. Flatt, Chief Financial Officer of Parkway Properties, Inc., +1-601-948-4091/
    /Photo:  NewsCom: http://www.newscom.com/cgi-bin/prnh/20030513/PARKLOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com/
    /Company News On-Call: http://www.prnewswire.com/comp/103115.html / /Web site: http://www.pky.com/